Exhibit 99.1

HOUGHTON MIFFLIN HARCOURT ANNOUNCES FIRST QUARTER 2019 RESULTS IN LINE WITH EXPECTATIONS

Strong selling performance in Texas English Language Arts adoption; Reiterates 2019 guidance

BOSTON – May 9, 2019 – Learning company Houghton Mifflin Harcourt (“HMH” or the “Company”) (Nasdaq: HMHC) today announced its financial results for the quarter ended March 31, 2019.

Operating Highlights:

•	HMH capturing a leading win rate with Adoption decisions covering over two-thirds of the addressable Texas English Language Arts opportunity

•	Extensions billings grew 2%

•	HMH Books & Media (formerly referred to as Trade Publishing) billings grew 8%

	Three Months Ended March 31,
(in millions of dollars)	2019	2018 [1]	Change
Net sales	$195	$200	(2.6)%
Billings	155	165	(6.2)%
Loss from continuing operations	(117)	(106)	(10.8)%
Adjusted EBITDA from continuing operations [2]	(27)	(24)	(12.0)%
Pre-publication or content development costs	(26)	(24)	(6.5)%
Net cash used in operating activities	(176)	(99)	(77.0)%
Free cash flow [2]	(212)	(135)	(56.9)%

1	All amounts have been adjusted to eliminate the impact of the Riverside Standardized Testing business which has been removed from continuing operations and classified as discontinued operations.
2	Non-GAAP measure, please refer to Use of Non-GAAP measures for an explanation and reconciliation.

“Our first quarter demonstrates progress against a key focus of our HMH 2020 strategy – enhancing and extending our core – as evidenced by our performance in Texas and growth within our Extensions, including new partnerships that continue to pave the way for our Learning Company journey,” said Jack Lynch, Chief Executive Officer of HMH. “We are building great momentum in Texas, where our next-generation K-8 English Language Arts solutions are leading the market and creating a solid foundation for our high school curriculum, Into Literature, which was introduced to state educators this spring.”

Joe Abbott, Chief Financial Officer of HMH added, “As expected, residual sales of our Core Solutions slowed in the first quarter as our customers evaluate new core programs for purchase and implementation later this year. We are encouraged by our selling performance so far and remain confident in the full year financial outlook we provided in February.”

First Quarter 2019 Financial Results:

Net Sales: HMH reported net sales of $195 million for the first quarter of 2019, down 3% or $5 million compared to $200 million in the same quarter of 2018. The net sales decrease was driven by a $9 million decrease in our Education segment, partially offset by a $4 million increase in our HMH Books & Media segment. Within our Education segment, the decrease was primarily due to lower net sales from Core Solutions, which declined by $9 million.

Billings: Billings for the first quarter of 2019 decreased $10 million, or 6%, from the same period in 2018. The billings decrease was driven by a $13 million decrease in our Education segment, partially offset by an $3 million increase in our HMH Books & Media segment. Within our Education segment, the decrease was primarily due to lower Core Solutions billings, which declined by $15 million, driven by lower residual sales and international sales. Partially offsetting the decrease in our Core Solutions billings was a $2 million increase in billings from Extensions driven by continued growth of Heinemann’s Fountas & Pinnell Classroom offering. The HMH Books & Media billings increase was driven by licensing income associated with the delivery of Season 2 of the animated series Carmen Sandiego to Netflix.

Cost of Sales: Overall cost of sales slightly increased by $1 million to $137 million in the first quarter of 2019 from $136 million in the same period in 2018, primarily due to an increase in pre-publication amortization expense related to the timing of 2019 major product releases, partially offset by lower variable costs from reduced sales volume.

Selling and Administrative Costs: Selling and administrative costs increased by $7 million in the first quarter of 2019, primarily due to inflationary increases in labor costs, as well has higher samples driven by the larger new adoption opportunity in 2019.

Operating Loss: Operating loss for the first quarter of 2019 was $102 million, a $9 million unfavorable change from the $93 million operating loss recorded in the same period in 2018. The unfavorable change was primarily the result of lower net sales in the first quarter of 2019, coupled with an increase in selling and administrative expenses.

Net Loss: Net loss of $117 million for the first quarter of 2019 was $16 million more than the net loss of $101 million in the same quarter of 2018. Net loss from continuing operations for the first quarter of 2019 was $117 million, a $11 million unfavorable change from the $106 million net loss from continuing operations in the same quarter of 2018, due primarily to the same factors impacting operating loss and an unfavorable change in our tax provision of $3 million.

Adjusted EBITDA from Continuing Operations: Adjusted EBITDA from continuing operations for the first quarter of 2019 was a loss of $27 million, a $3 million unfavorable change from a loss of $24 million in the same quarter of 2018.

Cash Flows: Net cash used in operating activities for the first quarter of 2019 was $176 million compared with $97 million in the same quarter of 2018. Net cash used in operating activities from continuing operations was $176 million in the first quarter of 2019, an increase of $77 million compared to $99 million in the same quarter of 2018. Net cash used in operating activities included $3 million of cash flow from discontinued operations in 2018. HMH’s free cash flow from continuing operations, defined as net cash from operating activities minus capital expenditures, in the first quarter of 2019 was a usage of $212 million compared with a usage of $135 million in the same quarter of 2018. The primary driver of the unfavorable change in free cash flow was an increase in net working capital associated with inventory purchases ahead of large new adoption opportunities in 2019 coupled with the timing of collections.

Conference Call:

At 8:30 a.m. ET on Thursday, May 9, 2019, HMH will also host a conference call to discuss the results with its investors. The call will be webcast live at ir.hmhco.com. The following information is provided for investors who would like to participate:

Toll Free: (844) 835-6565

International: (484) 653-6719

Passcode: 2019347

Moderator: Brian Shipman, Senior Vice President, Investor Relations

Webcast Link: https://edge.media-server.com/m6/p/su2x7gf9

An archived webcast with the accompanying slides will be available at ir.hmhco.com for one year for those unable to participate in the live event. An audio replay of this conference call will also be available until May 19, 2019 via the following telephone numbers: (855) 859-2056 in the United States and (404) 537-3406 internationally using passcode 2019347.

Use of Non-GAAP Financial Measures:

To supplement our financial statements presented in accordance with Generally Accepted Accounting Principles (GAAP) and to provide additional insights into our performance (for a completed period and/or on a forward-looking basis), we have presented adjusted EBITDA from continuing operations and free cash flow. These measures are not prepared in accordance with GAAP. This information should be considered as supplemental in nature and should not be considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP. Management believes that the presentation of these non-GAAP measures provides useful information to investors regarding our results of operations and/or our expected results of operations because it assists both investors and management in analyzing and benchmarking the performance and value of our business.

Management believes that the presentation of adjusted EBITDA from continuing operations provides useful information to our investors and management as an indicator of our performance that is not affected by: fluctuations in interest rates or effective tax rates; levels of depreciation or amortization; non-cash charges; fees, expenses or charges relating to acquisition-related activities, including purchase accounting adjustments, integration costs and transaction costs, as well as to securities offering- and debt refinancing-activities; charges associated with restructuring and cost saving initiatives, including severance, separation and facility closure costs; certain legal settlements and awards; and non-routine costs and gains. Accordingly, management believes that this measure is useful for comparing our performance from period to period and makes decisions based on it. In addition, targets in adjusted EBITDA (further adjusted to include the change in deferred revenue and in certain instances to exclude pre-publication costs) are used as performance measures to determine certain incentive compensation of management. Management also believes that the presentation of free cash flow provides useful information to our investors because management regularly reviews free cash flow as an important indicator of how much cash is generated by general business operations, excluding capital expenditures, and makes decisions based on it.

Other companies may define these non-GAAP measures differently and, as a result, our use of these non-GAAP measures may not be directly comparable to adjusted EBITDA and free cash flow used by other companies. Although we use these non-GAAP measures as financial measures to assess our business, the use of non-GAAP measures is limited as they include and/or do not include certain items not included and/or included in the most directly comparable GAAP measure. Adjusted EBITDA from continuing operations should be considered in addition to, and not as a substitute for, net income or loss prepared in accordance with GAAP as a measure of performance; and free cash flow should be considered in addition to, and not as a substitute for, net cash provided by operating activities prepared in accordance with GAAP. Adjusted EBITDA from continuing operations is not intended to be a measure of liquidity nor is free cash flow intended to be a measure of residual cash flow available for discretionary use. You are cautioned not to place undue reliance on these non-GAAP measures. A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures (to the extent available without unreasonable efforts) and related disclosure is provided in the appendix to this news release.

About Houghton Mifflin Harcourt

Houghton Mifflin Harcourt (Nasdaq: HMHC) is a global learning company committed to delivering integrated solutions that engage learners, empower educators and improve student outcomes. As a leading provider of K–12 core curriculum, supplemental and intervention solutions and professional learning services, HMH partners with educators and school districts to uncover solutions that unlock students’ potential and extend teachers’ capabilities. HMH serves more than 50 million students and 3 million educators in 150 countries, while its award-winning children’s books, novels, non-fiction, and reference titles are enjoyed by readers throughout the world. For more information, visit www.hmhco.com

Follow HMH on Twitter, Facebook and YouTube.

Contact

Investors

Brian S. Shipman, CFA

SVP, Investor Relations

(212) 592-1177

brian.shipman@hmhco.com

Media

Bianca Olson

SVP, Corporate Affairs

617-351-3841

bianca.olson@hmhco.com

Forward-Looking Statements

The statements contained herein include forward-looking statements, which involve risks and uncertainties. These forward-looking statements can be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “projects,” “anticipates,” “expects,” “could,” “intends,” “may,” “will,” “should,” “forecast,” “intend,” “plan,” “potential,” “project,” “target” or, in each case, their negative, or other variations or comparable terminology. Forward-looking statements include all statements that are not statements of historical facts. They include statements regarding our intentions, beliefs or current expectations concerning, among other things, our results of operations, including billings and net sales; financial performance, financial condition; liquidity; products and services, including for new adoptions; outlook for full year 2019; prospects; growth; markets and our positions therein; strategies, including with respect to investing in our Core Solutions and Extensions businesses and operational excellence; efficiency and cost savings initiatives, including actions thereunder and expected impact; the industry in which we operate; and potential business decisions. We derive many of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and, of course, it is impossible for us to anticipate all factors that could affect our actual results. All forward-looking statements are based upon information available to us on the date of this report.

By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. We caution you that forward-looking statements are not guarantees of future performance and that our actual results may differ materially from those made in or suggested by the forward-looking statements contained herein. In addition, even if our results are consistent with the forward-looking statements contained herein, those results or developments may not be indicative of results or developments in subsequent periods.

Important factors that could cause our results to vary from expectations include, but are not limited to: changes in state and local education funding and/or related programs, legislation and procurement processes; changes in state academic standards; state acceptance of submitted programs and participation rates therefor; industry cycles and trends; the rate and state of technological change; state requirements related to digital instruction; changes in product distribution channels and concentration of retailer power; changes in our competitive environment, including free and low cost open educational resources; periods of operating and net losses; our ability to enforce our intellectual property and proprietary rights; risks based on information technology systems and potential breaches of those systems; dependence on a small number of print and paper vendors; third-party software and technology development; possible defects in digital products; our ability to identify, complete, or achieve the expected benefits of, acquisitions; unanticipated consequences of the recently completed disposition of our Riverside clinical and standardized testing business; our ability to execute on our long-term growth strategy; increases in our operating costs; exposure to litigation; major disasters or other external threats; contingent liabilities; risks related to our indebtedness; future impairment charges; changes in school district payment practices; a potential increase in the portion of our sales coming from digital sales; risks related to doing business abroad; changes in tax law or interpretations; management and other personnel changes; timing, higher costs and unintended consequences of our operational efficiency and cost-reduction initiatives; and other factors discussed in the “Risk Factors” section of our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other news releases we issue and filings we make with the SEC. In light of these risks, uncertainties and assumptions, the forward-looking events described herein may not occur.

We undertake no obligation, and do not expect, to publicly update or publicly revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained herein.

Houghton Mifflin Harcourt Company

Consolidated Balance Sheets

(in thousands of dollars, except share information)	March 31, 2019 (Unaudited)	December 31, 2018
Assets
Current assets
Cash and cash equivalents	$74,185	$253,365
Short-term investments	9,999	49,833
Accounts receivable, net	183,125	203,574
Inventories	261,924	184,209
Prepaid expenses and other assets	20,953	15,297

Total current assets	550,186	706,278
Property, plant, and equipment, net	116,095	125,925
Pre-publication costs, net	321,837	323,641
Royalty advances to authors, net	47,544	47,993
Goodwill	716,845	716,073
Other intangible assets, net	511,963	520,892
Operating lease assets	144,695	—
Deferred income taxes	3,259	3,259
Deferred commissions	21,861	22,635
Other assets	27,180	28,428

Total assets	$2,461,465	$2,495,124

Liabilities and Stockholders’ Equity
Current liabilities
Current portion of long-term debt	$8,000	$8,000
Accounts payable	115,762	76,313
Royalties payable	42,085	66,893
Salaries, wages, and commissions payable	17,120	50,225
Deferred revenue	234,014	251,944
Interest payable	377	136
Severance and other charges	1,717	6,020
Accrued postretirement benefits	1,512	1,512
Operating lease liabilities	14,326	—
Other liabilities	22,018	26,649

Total current liabilities	456,931	487,692
Long-term debt, net of discount and issuance costs	754,513	755,649
Operating lease liabilities	142,441	—
Long-term deferred revenue	373,749	395,500
Accrued pension benefits	29,140	29,320
Accrued postretirement benefits	13,268	14,300
Deferred income taxes	32,972	27,075
Other liabilities	5,780	17,118

Total liabilities	1,808,794	1,726,654

Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.01 par value: 20,000,000 shares authorized; no shares issued and outstanding at March 31, 2019 and December 31, 2018	—	—
Common stock, $0.01 par value: 380,000,000 shares authorized; 148,687,581 and 148,164,854 shares issued at March 31, 2019 and December 31, 2018, respectively; 124,110,547 and 123,587,820 shares outstanding at March 31, 2019 and December 31, 2018, respectively	1,487	1,481
Treasury stock, 24,577,034 shares as of March 31, 2019 and December 31, 2018, respectively, at cost	(518,030)	(518,030)
Capital in excess of par value	4,895,556	4,893,174
Accumulated deficit	(3,679,608)	(3,562,971)
Accumulated other comprehensive loss	(46,734)	(45,184)

Total stockholders’ equity	652,671	768,470

Total liabilities and stockholders’ equity	$2,461,465	$2,495,124

Houghton Mifflin Harcourt Company

Consolidated Statements of Operations (Unaudited)

	Three Months Ended March 31,
(in thousands of dollars, except share and per share information)	2019	2018
Net sales	$194,635	$199,759
Costs and expenses
Cost of sales, excluding publishing rights and pre-publication amortization	96,055	99,733
Publishing rights amortization	7,605	10,090
Pre-publication amortization	33,082	25,621

Cost of sales	136,742	135,444
Selling and administrative	151,983	145,527
Other intangible asset amortization	6,524	6,866
Severance and other charges	1,221	3,943
Loss on sale of assets	—	884

Operating loss	(101,835)	(92,905)

Other income (expense)
Retirement benefits non-service income	42	320
Interest expense	(11,582)	(10,936)
Interest income	1,092	506
Change in fair value of derivative instruments	(450)	372
Income from transition services agreement	1,826	—

Loss from continuing operations before taxes	(110,907)	(102,643)
Income tax expense for continuing operations	6,455	3,243

Loss from continuing operations	(117,362)	(105,886)

Income from discontinued operations, net of tax	—	4,575

Net loss	$(117,362)	$(101,311)

Net loss per share attributable to common stockholders
Basic and diluted:
Continuing operations	$(0.95)	$(0.86)
Discontinued operations	—	0.04

Net loss	$(0.95)	$(0.82)

Weighted average shares outstanding
Basic	123,798,641	123,222,353

Diluted	123,798,641	123,222,353

Houghton Mifflin Harcourt Company

Consolidated Statements of Cash Flows (Unaudited)

	Three Months Ended March 31,
(in thousands of dollars)	2019	2018
Cash flows from operating activities
Net loss	$(117,362)	$(101,311)
Adjustments to reconcile net loss to net cash used in operating activities
Income from discontinued operations, net of tax	—	(4,575)
Loss on sale of assets	—	884
Depreciation and amortization expense	68,402	61,022
Amortization of debt discount and deferred financing costs	1,046	1,046
Deferred income taxes	5,897	4,230
Stock-based compensation expense	3,551	2,893
Change in fair value of derivative instruments	450	(372)
Changes in operating assets and liabilities, net of acquisitions
Accounts receivable	20,482	34,679
Inventories	(77,715)	(51,978)
Other assets	(2,771)	1,991
Accounts payable and accrued expenses	787	3,433
Royalties payable and author advances, net	(24,359)	(18,218)
Deferred revenue	(39,870)	(34,715)
Interest payable	241	19
Severance and other charges	(59)	3
Accrued pension and postretirement benefits	(1,212)	(1,311)
Other liabilities	(13,571)	2,791

Net cash used in operating activities – continuing operations	(176,063)	(99,489)
Net cash provided by operating activities – discontinued operations	—	2,803

Net cash used in operating activities	(176,063)	(96,686)

Cash flows from investing activities
Proceeds from sales and maturities of short-term investments	40,000	86,539
Additions to pre-publication costs	(25,898)	(24,317)
Additions to property, plant, and equipment	(10,375)	(11,483)
Acquisition of business, net of cash acquired	(5,447)	—

Net cash (used in) provided by investing activities – continuing operations	(1,720)	50,739
Net cash used in investing activities – discontinued operations	—	(1,976)

Net cash (used in) provided by investing activities	(1,720)	48,763

Cash flows from financing activities
Payments of long-term debt	(2,000)	(2,000)
Tax withholding payments related to net share settlements of restricted stock units and awards	(1,756)	(1,073)
Issuance of common stock under employee stock purchase plan	505	681
Net collections (remittances) under transition services agreement	1,854	—

Net cash used in financing activities – continuing operations	(1,397)	(2,392)

Net decrease in cash and cash equivalents	(179,180)	(50,315)
Cash and cash equivalents at the beginning of the period	253,365	148,979

Cash and cash equivalents at the end of the period	$74,185	$98,664

Houghton Mifflin Harcourt Company

Non-GAAP Reconciliations (Unaudited)

Adjusted EBITDA from continuing operations

Consolidated

(in thousands of dollars)

	Three Months Ended March 31,
	2019	2018 (1)
Net loss from continuing operations	$(117,362)	$(105,886)
Interest expense	11,582	10,936
Interest income	(1,092)	(506)
Provision for income taxes	6,455	3,243
Depreciation expense	16,179	18,445
Amortization expense – film asset	5,012	—
Amortization expense	47,211	42,577
Non-cash charges – stock compensation	3,551	2,893
Non-cash charges – loss (gain) on derivative instrument	450	(372)
Fees, expenses or charges for equity offerings, debt or acquisitions/dispositions	287	182
Severance, separation costs and facility closures	1,221	3,943
Loss on sale of assets	—	884

Adjusted EBITDA from continuing operations	$(26,506)	$(23,661)

Free Cash Flow

Consolidated

(in thousands of dollars)

	Three Months Ended March 31,
	2019	2018 (1)
Cash flows from operating activities
Net cash used in operating activities	$(176,063)	$(99,489)
Cash flows from investing activities
Additions to pre-publication costs	(25,898)	(24,317)
Additions to property, plant, and equipment	(10,375)	(11,483)

Free Cash Flow	$(212,336)	$(135,289)

[1]	All amounts have been adjusted to eliminate the impact of the Riverside Standardized Testing business which has been removed from continuing operations and classified as discontinued operations.

Houghton Mifflin Harcourt Company

Calculation of Billings (Unaudited)

Billings (in thousands of dollars)

Consolidated

	Three Months Ended March 31,
	2019	2018 (1)
Net sales	$194,635	$199,759
Change in deferred revenue	(39,681)	(34,590)

Billings	$154,954	$165,169

Education

	Three Months Ended March 31,
	2019	2018 (1)
Core Solutions net sales	$51,994	$61,230
Change in deferred revenue	(30,252)	(24,822)

Core Solutions Billings	$21,742	$36,408
Extensions net sales	$101,850	$101,793
Change in deferred revenue	(8,608)	(10,064)

Extensions Billings	$93,242	$91,729

Education Billings	$114,984	$128,137

HMH Books & Media

	Three Months Ended March 31,
	2019	2018
Net sales	$40,791	$36,736
Change in deferred revenue	(821)	296

HMH Books & Media Billings	$39,970	$37,032

Billings is an operating measure utilized by the Company derived as shown above.

[1]	All amounts have been adjusted to eliminate the impact of the Riverside Standardized Testing business which has been removed from continuing operations and classified as discontinued operations.